EXHIBIT 8.1
                                   -----------

                   LIST OF THE SUBSIDIARIES OF THE REGISTRANT

                                                  COUNTRY OF                     INTEREST
      SUBSIDIARY                                INCORPORATION                    OWNERSHIP
      ----------                                -------------                    ---------
      Europe-Visions A/S             (1)           Denmark                        100.0%
      EuroTrust PKI Services A/S     (2)           Denmark          100.0% (Assets sold April 1, 2004)
      EuroTrust Virus112 A/S         (3)           Denmark         100.0% Assets sold September 30, 2004
      InAphone A/S                   (4)           Denmark                60.0% Sold Jan. 1, 2005

------------------------------------
     (1)          Formerly known as Euro909Media A/S
     (2)          Formerly known as EuroTrust Denmark A/S.
     (3)          Formerly known as Virus112.com A/S.
     (4)          Formerly known as 909.909 A/S


         Other   significant   operating    subsidiaries    consolidated   under
Europe-Visions A/S and their jurisdiction of incorporation and our ownership interest in those subsidiaries at December 31, 2004:

                                                  COUNTRY OF         INTEREST
        SUBSIDIARY                              INCORPORATION        OWNERSHIP
        ----------                              -------------        ---------

        Ciac A/S                                   Denmark            100.0%
        Prime Vision A/S                           Denmark            100.0%
        Arhustudiet A/S                            Denmark            100.0%
        Publishing & Management ApS                Denmark             51.0%
        TV Akademiet A/S                           Denmark            100.0%
        Formedia A/S                               Denmark            100.0%
        Mobile Broadcasting A/S                    Denmark            100.0%